Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.134 and Amendment No.135 to the Registration Statement on Form N-1A of Investment Managers Series Trust III and to the use of our report dated July 30, 2025 on the financial statements and financial highlights of FPA Queens Road Small Cap Value Fund, a series of shares of Investment Managers Series Trust III, appearing in Form N-CSR for the year ended May 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.134 and Amendment No.135 to the Registration Statement on Form N-1A of Investment Managers Series Trust III and to the use of our report dated July 30, 2025 on the financial statements and financial highlights of FPA Queens Road Value Fund, a series of shares of Investment Managers Series Trust III, appearing in Form N-CSR for the year ended May 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 25, 2025